TEXTRON INC.
TEXTRON 2007 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT (WITH DIVIDEND EQUIVALENTS)
TERMS AND CONDITIONS
 (1/2008)
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Pursuant to the 2007 Long-Term Incentive Plan (the “Plan”), Textron has awarded to executive the number of Restricted Stock Units set forth on the applicable Notice of Grant signed by Textron and Grantee on the terms and conditions herein set forth. Each Restricted Stock Unit constitutes the right to receive one share (a “Share”) of Common Stock.  As the applicable “Period of Restriction” lapses, Textron will issue to the executive that number of Shares less the number of Shares needed to satisfy required statutory withholding. Shares may be issued in the form of a certificate or a notification to the executive that the Shares are held in a book-entry account on the executive’s behalf.

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If the executive’s employment with Textron shall terminate for “Cause,” all Shares which may be issued pursuant to the Restricted Stock Units awarded to the executive that are still subject to the applicable “Period of Restriction" shall be forfeited.

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Except as otherwise provided herein, the executive shall not be entitled to receive Shares if the executive’s employment with Textron ends for any reason prior to the end of the Period of Restriction applicable to such Shares, provided that if the executive’s employment ends prior to such date and at least three years after the date of grant because of “Disability,” death or after the executive has become eligible for “Early or Normal Retirement,” the executive or the executive’s estate will receive a certificate for a “Pro-Rata Portion” of such Shares.

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Notwithstanding the above, the applicable Period of Restriction for the Shares which may be issued pursuant to this Award shall end immediately upon a “Change in Control” of Textron, as defined in the Plan. In such instance, Textron shall issue the Shares to the executive (or to the executive’s estate in the event of the executive’s death prior to payment) as soon as administratively practical after the Change in Control. Note: Sale of a business unit usually does not constitute a Change in Control as defined in the Plan. If executive’s employment with Textron is involuntarily terminated due to the sale of a business that does not constitute a Change in Control as defined in the Plan, executive’s then un-issued Shares will be forfeited.

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The number of Shares which may be issued pursuant to the Restricted Stock Units awarded to the executive hereunder shall be equitably adjusted in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, or any other corporate event affecting the Common Stock, as provided in the Plan, in order to preserve the benefits or potential benefits intended to be made available to the Grantee.

•	Nothing in this document shall confer upon the executive the right to continue in the employment of Textron or affect any right that Textron may have to terminate the employment of the executive.

•	The Restricted Stock Units shall not be assignable or transferable by the executive. The Shares, once issued to the executive, shall be freely transferable.

•	The executive shall not have voting rights.

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The executive’s award of Restricted Stock Units with dividend equivalents shall entitle the executive to receive an amount equal to any cash dividend declared with respect to the number of Shares represented by those Restricted Stock Units, but only to the extent that the Restricted Stock Units have neither been converted to Shares nor been forfeited before the record date for such dividend. The dividend equivalent shall be reduced by the amount of any applicable tax withholding, and the net amount shall be paid in cash to the executive.

•	The Restricted Stock Units shall be subject to the terms and conditions of the Plan in all respects.

DEFINITIONS
“Cause”

"Cause" shall mean: (i) an act or acts of willful misrepresentation, fraud or willful dishonesty (other than good faith expense account disputes) by the executive which in any case is intended to result in his or another person or entity’s substantial personal enrichment at the expense of Textron; (ii) any willful misconduct by the executive with regard to Textron, its business, assets or employees that has, or was intended to have, a material adverse impact (economic or otherwise) on Textron; (iii) any material, willful and knowing violation by the executive of (x) Textron's Business Conduct Guidelines, or (y) any of his or her fiduciary duties to Textron which in either case has, or was intended to have, a material adverse impact (economic or otherwise) on Textron; (iv) the willful or reckless behavior of the executive with regard to a matter of a material nature which has a material adverse impact (economic or otherwise) on Textron; (v) the executive's willful failure to attempt to perform his or her duties or his or her willful failure to attempt to follow the legal written direction of the Board, which in either case is not remedied within ten (10) days after receipt by the executive of a written notice from Textron specifying the details thereof; or (vi) the executive's conviction of, or pleading nolo contendere or guilty to, a felony (other than (x) a traffic infraction or (y) vicarious liability solely as a result of his position provided the executive did not have actual knowledge of the actions or in actions creating the violation of the law or the executive relied in good faith on the advice of counsel with regard to the legality of such action or inaction (or the advice of other specifically qualified professionals as to the appropriate or proper action or inaction to take with regard to matters which are not matters of legal interpretation); No action or inaction should be deemed willful if not demonstrably willful and if taken or not taken by the executive in good faith as not being adverse to the best interests of Textron. Reference in this paragraph to Textron shall also include direct and indirect subsidiaries of Textron, and materiality and material adverse impact shall be measured based on the action or inaction and the impact upon, and not the size of, Textron taken as a whole, provided that after a Change in Control, the size of Textron, taken as a whole, shall be a relevant factor in determining materiality and material adverse impact.

“Period of Restriction”

For the purposes of this grant, the Period of Restriction means, for any Share which may be issued pursuant to a Restricted Stock Unit, the period prior to the date on which such Share becomes issuable.

“Early or Normal Retirement”

“Early retirement” with Textron is defined as attainment of age 60 or the completion of 20 years of vesting service or the attainment of age 55 with the completion of 10 years of vesting service. “Normal retirement” with Textron is age 65.

“Disability”

“Disability", shall mean, for purposes of this award, the inability of the executive to engage in any substantial gainful activity due to injury, illness, disease, bodily or mental infirmity which can be expected to result in death or is expected to be permanent.  An individual shall not be considered disabled unless executive furnishes proof of the existence thereof.  Textron may required the existence or non-existence of a disability to be determined by a physician whose selection is mutually agreed upon by the executive (or his or her representatives) and Textron.

Pro-Rata Portion”

“Pro-Rata Portion” shall mean the number of complete or partial months of executive’s active service to Textron during the Period of Restriction divided by the number of months in the Period of Restriction.  An employee must be employed by Textron for a minimum of three years after the grant date before pro-rata Shares may be issued.

Example: On July 16, 2003, an executive was granted 2,500 Restricted Stock Units constituting the right to receive 2,500 Shares to be issued in accordance with the following vesting schedule:

Shares	Vest Dates
834	July 16, 2006
833	July 16, 2007
833	July 16, 2008

The executive terminates employment with Textron on August 30, 2006 after having attained age 55 with the completion of 10 years of vesting service.

Because the executive’s age and years of service qualify as ‘early retirement’ and executive was employed by Textron for three years after the grant date,  the executive is eligible for the issuance of a pro-rata portion of the Shares. The number of Shares earned would be calculated as follows:

Vest Date	Shares Issuable		Number of Complete or Partial Months Employed by Textron During the Period of Restriction (1)		Number of Months in the Period of Restriction	=	Pro-Rata Shares
7/16/06	834	X	38	÷	36 (2)		834 shares distributed July 16, 2006
7/16/07	833	X	38	÷	48 (3)		659.4583
7/16/08	833	X	38	÷	60 (4)		527.5666
					Pro-Rata Shares Earned:		1,187.0249*

(1) July 16, 2003 – August 30, 2006 (37 completed plus 1 partial month)
(2) July 16, 2003 – July 16, 2006
(3) July 16, 2003 – July 16, 2007
(4) July 16, 2003 – July 16, 2008

*Fractional Shares will be paid in cash. For instance, if the share price is $90 on the date that the Shares are issued, then Textron would pay the executive $2.24 (.0249 X $90 = $2.24)